EXHIBIT 99.1

CONTACT:

Tierney Saccavino

(914) 326-5104

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Reports First Quarter 2021 Financial Results

•	INBRIJA® (levodopa inhalation powder) Q1 2021 net revenue of $5 million; 13% increase over Q1 2020
•	INBRIJA organic growth (dispensed cartons) was 25% Q1 2021 over Q1 2020
•	AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg Q1 2021 net revenue of $20.3 million; flat to Q1 2020

ARDSLEY, N.Y. – May 6, 2021 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today reported its financial results for the first quarter 2021.

“We were pleased to see the increase in INBRIJA net sales in the first quarter of 2021 over the same quarter of 2020. In addition, our organic growth, measured by the increase in dispensed cartons, was 25% compared to the first quarter of 2020 and also an acceleration versus last quarter. This is an encouraging sign that we may be starting to see the impact of a receding pandemic on our business,” said Ron Cohen, M.D., Acorda’s President and Chief Executive Officer. “We continue to see renewed interest in ex-US commercial partnerships for INBRIJA, owing to the reduced cost of goods that resulted from the sale of our manufacturing operations to Catalent earlier this year, as well as clarity from the GBA in Germany indicating that an early benefit assessment would not be required. We are in active discussions with several parties for commercialization both in Europe and around the world.”

“We were also pleased to see stable year-over-year quarterly sales for AMPYRA for the first time since it went generic in September 2018 and believe this is due to the strategies we have executed to maintain the brand. The strength of the AMPYRA brand is an important contributor to Acorda’s financial stability and to our goal of becoming cash-flow neutral by the end of 2022,” Cohen continued. “We also plan to address our $69 million convertible debt payment that is coming due in June of 2021.”

First Quarter 2021 Financial Results

For the quarter ended March 31, 2021, the Company reported INBRIJA net revenue of $5 million, compared to $4.4 million for the same quarter in 2020.

For the quarter ended March 31, 2021, the Company reported AMPYRA net revenue of $20.3 million compared to $20.1 million for the same quarter in 2020. In September 2018, AMPYRA lost its exclusivity and generics entered the market. Consequently, the Company expects AMPYRA revenue to continue to decline.

Research and development (R&D) expenses for the quarter ended March 31, 2021 were $4.7 million, including $0.2 million of share-based compensation compared to $7.7 million, including $0.4 million of share-based compensation for the same quarter in 2020.

Sales, general and administrative (SG&A) expenses for the quarter ended March 31, 2021 were $34.0 million, including $0.5 million of share-based compensation compared to $41.1 million, including $1.5 million of share-based compensation for the same quarter in 2020.

Change in fair value of derivative liability for the quarter ended March 31, 2021 was $0.2 million compared to $(26.5) million for the same quarter in 2020.

Benefit from income taxes for the quarter ended March 31, 2021 was $3.2 million compared to a benefit from income taxes of $7.0 million for the same quarter in 2020.

The Company reported a GAAP net loss of $33.5 million for the quarter ended March 31, 2021, or $3.53 per diluted share. GAAP net loss in the same quarter of 2020 was $6.5 million, or $0.81 per diluted share.

Non-GAAP net loss for the quarter ended March 31, 2021 was $23.3 million, or $2.46 per diluted share. Non-GAAP net loss in the same quarter of 2020 was $24.4 million, or $3.06 per diluted share. This quarterly non-GAAP net loss measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, changes in the fair value of acquired contingent consideration, asset impairment charges, changes in the fair value of derivative liability related to our 2024 convertible senior secured notes, and expenses that pertain to non-routine corporate restructurings. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

At March 31, 2021, the Company had cash, cash equivalents, short-term investments, and restricted cash of $148.4 million, compared to $102.9 million at year end 2020. Restricted cash includes $31.1 million in escrow related to the 6% semi-annual interest portion, payable in cash or stock, of the 2024 convertible senior secured notes. If the Company elects to pay interest due in stock, the restricted cash will be released from escrow.

Financial Guidance

•

For the full-year 2021, Acorda continues to expect AMPYRA net revenue to be $75 - $85 million, and operating expenses to be $130 - $140 million. The operating expense guidance is a non-GAAP projection that excludes restructuring costs and share-based compensation as more fully described below under “Non-GAAP Financial Measures.”

Webcast and Conference Call

The Company will host a conference call and webcast in conjunction with its first quarter 2021 update and financial results today at 4:30 p.m. EDT.

To participate in the Webcast/Conference Call, please note there is a new pre-registration process.

•	To register for the Webcast, use the link below:

https://event.on24.com/wcc/r/3081214/BF56AABD29A92052740E53BBED6A1B75

•	To register for the Conference Call, use the link below:

http://www.directeventreg.com/registration/event/2996776

**When registering please type your phone number with no special characters**

Once you have registered, you will receive a confirmation email with Webcast/Conference Call details.  For the Webcast you will receive an email 2 hours prior to the start of the call with the link to join.  The presentation will be available on the Investors section of www.acorda.com.

A replay of the call will be available from 7:30 p.m. EDT on May 6, 2021 until 11:59 p.m. EDT on June 3, 2021. To access the replay, please dial (800) 585-8367 (domestic) or (416) 621-4642 (international); reference code 2996776. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided non-GAAP net loss, adjusted to exclude the items below, and has provided 2021 operating expense guidance on a non-GAAP basis. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes that the presentation of non-GAAP net loss, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because this measure excludes (i) non-cash compensation charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our convertible debt which are in excess of the actual interest expense owing on such convertible debt, as well as non-cash interest related to the Fampyra monetization and acquired Biotie debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant periods, (iv) asset impairment charges that are not routine to the operation of the business, (v) expenses that pertain to corporate restructurings which are not routine to the operation of the business, and (vi) changes in the fair value of derivative liability relating to the 2024 convertible senior secured notes, which is a non-cash charge and not related to the operation of the business. The Company believes its non-GAAP net loss measure helps indicate underlying trends in the Company's business and is important in comparing current results with prior period results and understanding projected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

In addition to non-GAAP net loss, we have provided 2021 operating expense guidance on a non-GAAP basis, as the guidance excludes restructuring costs and share-based compensation charges. Due to the forward looking nature of this information, the amount of compensation charges needed to reconcile this measure to the most directly comparable GAAP financial measure is dependent on future changes in the market price of our common stock and is not available at this time. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes that the presentation of this non-GAAP financial measure, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because it excludes (i) expenses that pertain to non-routine corporate restructurings, and (ii) non-cash charges that are substantially dependent on changes in the market price of our common stock. We believe this non-GAAP financial measure helps indicate underlying trends in the Company’s business and is important in comparing current results with prior period results and understanding expected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market AMPYRA, INBRIJA or any other products under development; the COVID-19 pandemic, including related quarantines and travel restrictions, and the potential for the illness to affect our employees or consultants or those that work for other companies we rely upon, could have a material adverse effect on our business operations or product sales; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures; risks associated with the trading of our common stock and our reverse stock split; risks related to our workforce, including our ability to realize the expected benefits of our corporate restructuring; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA to meet market demand; our reliance on third-party manufacturers for the production of commercial supplies of AMPYRA and INBRIJA; third-party payers (including governmental agencies) may not reimburse for the use of INBRIJA or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; competition for INBRIJA, AMPYRA and other products we may develop and market in the future, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from our other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class-action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third-party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

	March 31,	December 31,
	2021	2020

Assets
Cash, cash equivalents and short-term investments	$116,773	$71,369
Restricted cash - short term	13,054	12,917
Trade receivable, net	17,295	20,193
Other current assets	15,182	16,384
Inventories, net	27,415	28,677
Assets held for sale - current	—	71,795
Property and equipment, net	6,451	7,263
Intangible assets, net	359,245	366,981
Restricted cash - long term	18,609	18,609
Right of use assets, net	10,013	18,481
Other assets	11	11
Total assets	$584,048	$632,680

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$47,611	$50,322
Current portion of lease liability	6,198	7,944
Current portion of royalty liability	9,015	8,731
Current portion of contingent consideration	1,698	1,624
Current portion of loans payable	68,529	68,631
Convertible senior notes	140,751	137,619
Derivative liability related to conversion option	1,418	1,193
Non-current portion of acquired contingent consideration	45,302	46,576
Non-current portion of lease liability	9,810	17,200
Non-current portion of royalty liability	3,642	6,526
Non-current portion of loans payable	27,623	28,555
Deferred tax liability	15,495	19,116
Other long-term liabilities	677	688
Total stockholder's equity	206,279	237,955
Total liabilities and stockholders' equity	$584,048	$632,680

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2021	2020

Revenues:
Net product revenues	$25,247	$24,672
Royalty revenues	3,615	3,427
Total revenues	28,862	28,099

Costs and expenses:
Cost of sales	11,961	3,843
Research and development	4,749	7,705
Selling, general and administrative	33,968	41,108
Amortization of Intangible Asset	7,691	7,691
Asset impairment	—	4,131
Change in fair value of derivative liability	225	(26,528)
Change in fair value of acquired contingent consideration	(951)	(3,682)
Total operating expenses	57,643	34,268

Operating loss	$(28,781)	$(6,169)

Other expense, (net)	(7,822)	(7,301)
Loss before income taxes	(36,603)	(13,470)
Benefit from income taxes	3,152	6,998
Net loss	$(33,451)	$(6,472)

Net loss per common share - basic and diluted	$(3.53)	$(0.81)
Weighted average common shares - basic and diluted	9,470	7,960

Acorda Therapeutics, Inc.

Non-GAAP Net Loss and Net Loss per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2021	2020

GAAP net loss	$(33,451)	$(6,472)
Pro forma adjustments:
Non-cash interest expense (1)	4,271	4,054

Change in fair value of acquired contingent consideration (2)	(951)	(3,682)

Restructuring costs (3)	2,124	343

Asset impairment charge (4)	—	4,131

Change in fair value of derivative liability (5)	225	(26,528)

Share-based compensation expenses included in Cost of Sales	7	81
Share-based compensation expenses included in R&D	166	416
Share-based compensation expenses included in SG&A	534	1,479
Total share-based compensation expenses	707	1,976

Total pro forma adjustments	6,376	(19,706)

Income tax effect of reconciling items above (6)	(3,732)	(1,820)

Non-GAAP net loss	$(23,343)	$(24,358)

Net loss per common share - basic and diluted	$(2.46)	$(3.06)
Weighted average common shares - basic and diluted	9,470	7,960

(1) Non-cash interest expense related to convertible senior notes, Biotie non-convertible and R&D loans, and Fampyra royalty monetization.
(2) Changes in fair value of acquired contingent consideration related to the Civitas acquisition.
(3) Costs associated with non-routine corporate restructurings.
(4) Asset Impairment charge related to the 2020 impairment of BTT1023 acquired in the Biotie acquisition.
(5) Increase/(decrease) in the fair value of the derivative liability related to the 2024 convertible senior secured notes.
(6) Represents the tax effect of the non-GAAP adjustments.